EXHIBIT 99.1

BALLY TOTAL FITNESS
8700 West Bryn Mawr Avenue
Chicago, IL 60631
www.BallyFitness.com
Contact: Dave Southern - Tel. (773) 399-7611
Vice President, Public & Investor Relations

THE MWW GROUP
Contact: Laurie Terry-Fern - Tel. (201) 507-9500
lterry@mww.com

FOR IMMEDIATE RELEASE

STATEMENT FROM LEE HILLMAN, PRESIDENT AND CEO OF BALLY
TOTAL FITNESS ON THE UNTIMELY DEATH OF ITS LONG-TIME NON-
EXECUTIVE CHAIRMAN, ARTHUR M. GOLDBERG

CHICAGO, October 19, 2000 – This is an extraordinarily sad day for me and all of us at Bally Total Fitness (NYSE:BFT). Arthur Goldberg has been a mentor, friend and inspiration for the past ten years. It was his vision and confidence in the management of Bally Total Fitness that gave us the ability to turn this company into a market leader. I feel blessed to have known Arthur and to have lived and learned under his leadership and friendship. It is hard to express how much we will all miss him.

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